UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2018

Progenics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, New York, New York (Address of principal executive offices)		10007 (Zip Code)
Registrant's telephone number, including area code		(646) 975-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On June 25, 2018, Progenics Pharmaceuticals, Inc. (“Progenics” or the “Company”) issued a press release announcing that it presented data demonstrating the utility of its imaging analysis technology, which uses artificial intelligence and machine learning to quantify and automate the reading of PSMA targeted imaging, in an oral presentation at the 2018 Society of Nuclear Medicine and Molecular Imaging (SNMMI) Annual Meeting on June 23, 2018 in Philadelphia, Pennsylvania. On June 26, 2018, Progenics issued a press release announcing the completion of patient enrollment in the Company’s Phase 2/3 OSPREY clinical trial evaluating the diagnostic accuracy of its PSMA-targeted PET/CT imaging agent, PyLTM (18F-DCFPyL), in prostate cancer. A copy of each of the foregoing press releases is furnished as, respectively, Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and each is incorporated in this Item 7.01 by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release announcing Progenics’ presentation at the 2018 SNMMI Annual Meeting, dated June 25, 2018

99.2	Press Release announcing completion of enrollment in the Phase 2/3 OSPREY clinical trial, dated June 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By: /s/ Patrick Fabbio
Patrick Fabbio Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: June 26, 2018